Calculation of Filing Fee Tables
S-3
AVADEL PHARMACEUTICALS PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Shares, nominal value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Equity	Warrants	457(r)				0.0001531
Fees to be Paid	5	Equity	Units	457(r)				0.0001531
Fees to be Paid	6	Equity	Ordinary Shares, nominal value $0.01 per share	457(o)	100,000,000		$ 100,000,000.00	0.0001531	$ 15,310.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 15,310.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 15,310.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. The amount to be registered consists of an indeterminate amount of ordinary shares, preferred shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby, or (ii) shares of debt securities, ordinary shares, preferred shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Note 1.b. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Note 1.c. Including such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred shares registered hereby, or upon exercise of warrants registered hereby, as the case may be.

[2]	See Notes 1.a. and 1.b. Including such indeterminate amount of preferred shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred shares registered hereby, or upon exercise of warrants registered hereby, as the case may be.

[3]	See Notes 1.a. and 1.b. Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

[4]	See Notes 1.a. and 1.b. Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of ordinary shares, preferred shares, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[5]	See Notes 1.a. and 1.b. Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[6]	See Note 1.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $15,310 to be paid in connection with the primary offering of ordinary shares described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Avadel Pharmaceuticals plc	S-3	333-267198	08/31/2022		$ 15,310.00	Unallocated (Universal) Shelf			$ 165,156,418.56
Fee Offset Sources	2	Avadel Pharmaceuticals plc	S-3	333-267198		08/31/2022						$ 15,310.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On August 31, 2022, the registrant filed a Registration Statement on Form S-3 (File No. 333-267198) (the "Prior Registration Statement"), which included a prospectus supplement, that registered the offer and sale of up to $500,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering. At the time of the Prior Registration Statement, we paid a registration fee of $46,350. As of the date of this registration statement, we have sold $138,472,185.24 pursuant to the Prior Registration Statement, which equates to an associated registration fee of $12,836.38, and $361,527,814.76 remains unsold (the "Unsold Securities"). As a result, the registrant has $33,513.62 in unused filing fees associated with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $15,310 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See Rule 457(p) Statement of Withdrawal, Termination, or Completion.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A